Exhibit 10.3

Business Purchase Agreement

Live Inc (the 'Company', the "Seller") and David Talbot, (the "Buyer") hereby agree, as of the date Oct 01, 2018, to this Business Purchase Agreement (the 'Agreement') to sell and buy the software consulting business of the Company, generally referred to as TalguuTech (the "Business") within the Company's internal business structure.

Whereas: Buyer desires to buy and Seller desires to sell the Business.

Whereas: Buyer is a consultant for and has a consultant agreement (the 'Consultant Agreement') with the Seller, signed on Sept 01, 2016, to provide work for Seller;

Whereas: Buyer and Seller now desire to terminate this Consultant Agreement;

Now therefore, in consideration of the premises and mutual covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

1.	Company shall transfer to Buyer all the intellectual properties in TalguuTech, except those related to Manager Special, Trahabanap, Talguu Broadcasting and any Talguu properties not related to TalguuTech's consulting business. TalguuTech's consulting business deals with third party clients unrelated to Talguu;
2.	Company shall not protest, contest, or levy any claim on Buyer's commercial use of TalguuTech's current and future consulting business;
3.	In lieu of cash, as consideration for this purchase, Buyer agrees to the following:
a.	To return the 500,000 shares of the Company's common stock to the Company, and
b.	To surrender and cease all claims to the un-issued stock and accrued compensation as promised in the Consultant Agreement, and
c.	To terminate the Consultant Agreement.
4.	Buyer will not engage in any competition with Company for a period of five years in working or consulting for another company in the same or similar business as the Company;
5.	Buyer and Seller release and discharge all claims, complaints, charges, disputes, and demands against each other's employees, agents, partners, shareholders, officers, directors, and affiliated companies;
6.	Buyer and Seller have had the opportunity to consult with their attorneys and are aware of their legal rights, but have knowingly and voluntarily waived those rights to the extent possible under law;
7.	Buyer will not share, divulge or disclose any information about the Company or its employees, agents, partners, shareholders, officers, directors, and affiliated companies that Buyer knows is confidential or is considered a trade secret, trademark, service mark, trade name, patent or copyright, including information or a product invented or developed by Buyer during his consultant work for the Company;

8.	Buyer and Seller further agree that in the event of any breach of this Agreement or default hereunder, the injured party has the right to pursue any legal action available to enjoin the breaching party from further injurious conduct and/or to recover from the breaching party for triple damages for such breach or default;
9.	No modification or amendment of this Agreement shall be valid unless in writing and signed by or on behalf of the parties hereto;
10.	A waiver of the breach of any term or condition of this Agreement shall not be deemed to constitute a waiver of any subsequent breach of the same or any other term or condition;
11.	If any provision of this Agreement, or the application thereof to any person or circumstance, shall, for any reason and to any extent, be held invalid or unenforceable, such invalidity and unenforceability shall not affect the remaining provisions hereof and the application of such provisions to other persons or circumstances, all of which shall be enforced to the greatest extent permitted by law.
12.	This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflict of laws.
13.	This Agreement shall be binding upon the parties hereto and their respective executors, administrators, successors and assigns, and shall inure to the benefit of the parties hereto and, except as otherwise provided herein, their respective executors, administrators, successors and assigns.
14.	This Agreement may be executed in any number of counterparts, copies, fax copies and each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date first written above.

Keith Wong, CEO David Talbot, Buyer David Talbot, Consultant

87129944

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